  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 1998
================================================================================
          POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-49863

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                   FORM S-4**

            POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           EL PASO ENERGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                             4922                       76-0568816
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 420-2131
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 -------------

             BRITTON WHITE, JR.                        CHARLES M. DARLING, IV
          EXECUTIVE VICE PRESIDENT                  PRESIDENT AND GENERAL COUNSEL
            AND GENERAL COUNSEL                      DEEPTECH INTERNATIONAL INC.
         EL PASO ENERGY CORPORATION                       600 TRAVIS STREET
           1001 LOUISIANA STREET                             SUITE 7400
            HOUSTON, TEXAS 77002                        HOUSTON, TEXAS 77002
               (713) 420-2131                              (713) 224-7400

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 -------------

                                   COPIES TO:

      GARY P. COOPERSTEIN, ESQ.                                 RICK L. BURDICK, ESQ.
RIED, FRANK, HARRIS, SHRIVER & JACOBSON               AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
          ONE NEW YORK PLAZA                                    711 LOUISIANA STREET
       NEW YORK, NEW YORK 10004                                      SUITE 1900
            (212) 859-8000                                      HOUSTON, TEXAS 77002
                                                                   (713) 220-5800

                                 -------------

** This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 is being filed pursuant to Rule 414 under the Securities Act by the Registrant, the successor to El Paso Natural Gas Company, a Delaware corporation, following a merger to effect a holding company reorganization effective as of August 1, 1998. The Registrant hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective and the satisfaction or waiver of all other conditions to the merger (the "Merger") of DeepTech International Inc. ("DeepTech") with El Paso Energy Corporation ("El Paso Energy"), the recently formed Delaware holding company of El Paso Natural Gas Company ("EPNG") and its subsidiaries, or a subsidiary of the holding company pursuant to the Agreement and Plan of Merger, dated as of February 27, 1998 (the "Original Merger Agreement"), as amended by Amendment No. 1 thereto dated as of June 16, 1998 (as so amended, the "Amended Merger Agreement").

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with general Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                 -------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

    Article X of the By-laws of El Paso Energy require indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws of El Paso Energy provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, or employee of El Paso Energy or that, being or having been such a director or officer or an employee of El Paso Energy, such person is or was serving at the request of El Paso Energy as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including an employee benefit plan. The By-laws of El Paso Energy also provide that El Paso Energy may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

    Since Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

    Article 10 of El Paso Energy's Restated Certificate of Incorporation, as amended, provides that to the full extent that the Delaware General Corporation law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of El Paso Energy shall not be liable to El Paso Energy or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such
Article 10 shall not adversely affect any right or protection of a director of El Paso Energy for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    El Paso Energy maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of El Paso Energy and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of El Paso Energy and/or its subsidiaries, as the case may be.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    Set forth below is a list of the exhibits previously filed as part of this Registration Statement.

         EXHIBIT NO.                     DESCRIPTION

           2.1 Agreement and Plan of Merger ("Merger Agreement"), dated as of February 27, 1998, by and among El Paso Natural Gas Company, El Paso Acquisition Company and DeepTech International Inc. (included as Appendix A-1 to the Proxy Statement/Prospectus)

           2.2 Contribution and Distribution Agreement, dated as of February 27, 1998, by and among DeepTech International Inc., DeepTech Production Services, Inc., El Paso Natural Gas Company and Tatham Offshore, Inc. (included as Appendix B to the Proxy Statement/Prospectus)

           2.3 Amendment No. 1 to the Merger Agreement, dated June 16, 1998 by and among El Paso Natural Gas Company, El Paso Acquisition Company, El Paso Energy Corporation and DeepTech International Inc. (included as Appendix A-2 to the Proxy Statement/Prospectus)

           5.1 Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson, as to the legality of the securities being registered

           5.2 Opinion of Chase Securities, Inc., financial advisor of DeepTech (included as Appendix C to the Proxy
                   Statement/Prospectus)

           8.1 Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson re: tax matters

           23.1 Consent of PricewaterhouseCoopers LLP, independent accountants of El Paso Natural Gas Company

           23.2 Consent of PricewaterhouseCoopers LLP, independent accountants of DeepTech International Inc., and Leviathan Gas Pipeline

           23.3 Consent of Deloitte & touche LLP, independent accountants of High Island Offshore System

           23.4 Consent of Arthur Andersen LLP, independent public accountants of Poseidon Oil Pipeline Company, L.L.C.

           23.5 Consent of Ryder Scott Company Petroleum Engineers, Independent Petroleum Engineers

           23.6 Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers

           23.7 Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers

           23.8    Consent of Chase Securities, Inc.

           23.9 Consent of Fried, Frank, Harris, Shriver & Jacobson re: legality of the securities being registered (included in Exhibit 5.1 to this Registration Statement)

           23.10 Consent of Fried, Frank, Harris, Shriver & Jacobson re: tax matters (included in Exhibit 8.1 to this Registration Statement)

           24.1    Powers of Attorney (included on signature page)*

           99.1    Form of Election and Letter of Transmittal

           99.2    Form of DeepTech International Inc. Proxy

           99.3 Form of DeepTech International Inc. Written Consent for all holders of record other than Cede & Co.

           99.4 Form of DeepTech International Inc. Written Consent for Cede & Co., as holder of record

ITEM 22.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that the undertakings set forth in paragraphs (1)(i) and
    (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
    Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

         (4) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

         (5) That every prospectus that is filed pursuant to paragraph (6) immediately preceding will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective; and

         (7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed int he Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 3, 1998.

    This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 is being filed pursuant to Rule 414 under the Securities Act by the Registrant, the successor to El Paso Natural Gas Company, a Delaware corporation, following a merger to effect a holding company reorganization effective as of August 1, 1998. The Registrant hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.

                                       EL PASO ENERGY CORPORATION



                                       By:    /s/ William A. Wise
                                          ------------------------------------
                                                  William A. Wise
                                           Chairman of the Board, President
                                              and Chief Executive Officer

                               POWER OF ATTORNEY

    Each person whose individual signature appears below hereby authorizes H. Brent Austin and Britton White, Jr., and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.


                   Signature                                  Title                                Date
                   ---------                                  -----                                ----
              /s/ William A. Wise          Chairman of the Board, President and Chief          August 3, 1998
      -----------------------------------  Executive Officer and Director
                William A. Wise


              /s/ H. Brent Austin          Executive Vice President and Chief                  August 3, 1998
      -----------------------------------  Financial Officer
                H. Brent Austin

             /s/ Jeffrey I. Beason         Vice President and Controller (Chief                August 3, 1998
      -----------------------------------  Accounting Officer)
               Jeffrey I. Beason


              /s/ Byron Allumbaugh                           Director                          August 3, 1998
      -----------------------------------
                Byron Allumbaugh


            /s/ Juan Carlos Braniff                          Director                          August 3, 1998
      -----------------------------------
              Juan Carlos Braniff

                   Signature                                  Title                                Date
                   ---------                                  -----                                ----
               /s/ Peter T. Flawn                            Director                          August 3, 1998
      -----------------------------------
                 Peter T. Flawn


              /s/ James F. Gibbons                           Director                          August 3, 1998
      -----------------------------------
                James F. Gibbons

                /s/ Ben F. Love                              Director                          August 3, 1998
      -----------------------------------
                  Ben F. Love


             /s/ Kenneth L. Smalley                          Director                          August 3, 1998
      -----------------------------------
               Kenneth L. Smalley


               /s/ Malcom Wallop                             Director                          August 3, 1998
      -----------------------------------
                 Malcolm Wallop

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    Set forth below is a list of the exhibits previously filed as part of this Registration Statement.

         EXHIBIT NO.                     DESCRIPTION

           2.1 Agreement and Plan of Merger ("Merger Agreement"), dated as of February 27, 1998, by and among El Paso Natural Gas Company, El Paso Acquisition Company and DeepTech International Inc. (included as Appendix A-1 to the Proxy Statement/Prospectus)

           2.2 Contribution and Distribution Agreement, dated as of February 27, 1998, by and among DeepTech International Inc., DeepTech Production Services, Inc., El Paso Natural Gas Company and Tatham Offshore, Inc. (included as Appendix B to the Proxy Statement/Prospectus)

           2.3 Amendment No. 1 to the Merger Agreement, dated June 16, 1998 by and among El Paso Natural Gas Company, El Paso Acquisition Company, El Paso Energy Corporation and DeepTech International Inc. (included as Appendix A-2 to the Proxy Statement/Prospectus)

           5.1 Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson, as to the legality of the securities being registered

           5.2 Opinion of Chase Securities, Inc., financial advisor of DeepTech (included as Appendix C to the Proxy
                   Statement/Prospectus)

           8.1 Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson re: tax matters

           23.1 Consent of PricewaterhouseCoopers LLP, independent accountants of El Paso Natural Gas Company

           23.2 Consent of PricewaterhouseCoopers LLP, independent accountants of DeepTech International Inc., and Leviathan Gas Pipeline

           23.3 Consent of Deloitte & touche LLP, independent accountants of High Island Offshore System

           23.4 Consent of Arthur Andersen LLP, independent public accountants of Poseidon Oil Pipeline Company, L.L.C.

           23.5 Consent of Ryder Scott Company Petroleum Engineers, Independent Petroleum Engineers

           23.6 Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers

           23.7 Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers

           23.8    Consent of Chase Securities, Inc.

           23.9 Consent of Fried, Frank, Harris, Shriver & Jacobson re: legality of the securities being registered (included in Exhibit 5.1 to this Registration Statement)

           23.10 Consent of Fried, Frank, Harris, Shriver & Jacobson re: tax matters (included in Exhibit 8.1 to this Registration Statement)

           24.1    Powers of Attorney (included on signature page)*

           99.1    Form of Election and Letter of Transmittal

           99.2    Form of DeepTech International Inc. Proxy

           99.3 Form of DeepTech International Inc. Written Consent for all holders of record other than Cede & Co.

           99.4 Form of DeepTech International Inc. Written Consent for Cede & Co., as holder of record
------------
*    Filed herewith

ITEM 22.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that the undertakings set forth in paragraphs (1)(i) and
    (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
    Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

         (4) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;





                                      II-3